Exhibit 13.1

Certificate of CEO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Grupo Casa Saba S.A.B. de C.V. (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gabriel Saba D’jamus, as Chief Executive Officer of the Company, and Alejandro Sadurni Gomez, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, except with respect to the paragraph below, to the best of his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Because the independent auditors of the Company were unable to audit the balance of inventories as of December 31, 2008 and 2009 and certain unquantifiable contingencies in connection with our subsidiary CSB Drogarias, S.A. (f/k/a Drogasmil Medicamentos e Perfumaria, S.A.), the independent auditors issued a qualified audit opinion which is included in the Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

By: /s/ Gabriel Saba D’jamus
Name: Gabriel Saba D’jamus
Title: Chief Executive Officer
Date: June 30, 2010

By: /s/ Alejandro Sadurni Gomez
Name: Alejandro Sadurni Gomez
Title: Chief Financial Officer
Date: June 30, 2010

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.